Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment 1 of our report dated March 11, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Quality Distribution, Inc.’s Annual Report on Form 10K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Tampa, FL

July 20, 2011